Exhibit 4.26

WASHINGTON NATURAL GAS COMPANY

TO

HARRIS TRUST AND SAVINGS BANK,

                                                                     Trustee

AND

R. H. LONG,

                Co-Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of April 1, 1957

SUPPLEMENTING

INDENTURE OF FIRST MORTGAGE

Dated as of April 1, 1957

FIRST SUPPLEMENTAL INDENTURE dated as of April 1, 1957 and made by WASHINGTON NATURAL GAS COMPANY, a corporation organized and existing under the laws of the State of Delaware and having its principal place of business in the City of Seattle, State of Washington (hereinafter called the “Company”), party of the first part, HARRIS TRUST AND SAVINGS BANK, a corporation duly organized and existing under the laws of the State of Illinois and having its principal place of business in the City of Chicago, Illinois (hereinafter called the “Trustee”), party of the second part, and R. H. LONG, an individual residing at 599 Berkley Avenue, Elmhurst, Illinois (herein-after called the “Co-Trustee”), party of the third part.

WHEREAS, the Company has heretofore executed and delivered to the Trustee its Indenture of First Mortgage dated as of April 1, 1957 (hereinafter called the “Original Indenture”) in order, among other things, to secure the payment of the principal of and premium, if any, and interest on the Bonds at any time issued and outstanding thereunder according to their tenor and effect; and no Bonds have heretofore been issued under the Original Indenture and there are no Bonds outstanding at the date hereof;

WHEREAS, the Original Indenture permits, as therein provided, the appointment of a co-trustee or co-trustees, and the Company desires in and by this Supplemental Indenture to name and appoint an individual as co-trustee so that, if, by any present or future law in any jurisdiction in which it may be necessary or advisable to perform any act in the execution of the trusts hereby created, the Trustee shall be incompetent or unqualified to act as such trustee, then all acts so to be performed in such jurisdiction in the execution of the trusts hereby created may be performed by the Co-Trustee, acting alone, but subject to the provisions and conditions of the Original Indenture and this Supplemental Indenture;

WHEREAS, all things necessary to constitute this Supplemental Indenture a valid and binding instrument according to its terms have been done and performed, and the execution and delivery of this Supplemental Indenture have been in all respects duly authorized;

NOW, THEREFORE, THIS INDENTURE WITNESSETH: That it is hereby covenanted, declared and agreed by and between the parties hereto for the benefit of those who from time to time shall hold the Bonds and coupons, or any of them, as follows :

ARTICLE ONE

APPOINTMENT OF CO-TRUSTEE

SECTION 1.01. Pursuant to the provisions of Section 15.18 of the Original Indenture, R. H. Long, an individual residing at 599 Berkley Avenue, Elmhurst, Illinois, is hereby named and appointed to act as Co-Trustee jointly with the Trustee of all or any of the property subject to the lien of the Original Indenture as from time to time supplemented, all of which property is hereby conveyed, mortgaged, transferred and assigned to and pledged with the Trustee and Co-Trustee jointly. The Co-Trustee is, to the extent permitted by law, but to such extent only, hereby appointed subject to all of the provisions and conditions contained in Section 15.18 of the Original Indenture and the provisions and conditions of this Supplemental Indenture.

SECTION 1.02. The rights, powers, duties and obligations conferred or imposed upon the Trustee by the Original Indenture are hereby conferred or imposed upon and shall be exercised or performed by the Trustee alone, except to the extent that, under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations are hereby conferred or imposed upon and shall be exercised or performed by the Co-Trustee.

SECTION 1.03. Subject to the provisions of Sections 15.02 and 15.03 of the Original Indenture, and except as may be otherwise expressly provided in the Original Indenture and in this Supplemental Indenture, any request in writing by the Trustee to the Co-Trustee to take or to refrain from taking any action hereunder shall be sufficient warrant for the taking, or refraining from taking, of such action by the Co-Trustee.

ARTICLE TWO

MISCELLANEOUS

SECTION 2.01. The Trustee and the Co-Trustee each hereby accepts the trusts hereby declared and provided and agrees to perform the same upon the terms and conditions set forth in the Original Indenture, as supplemented by this Supplemental Indenture.

SECTION 2.02. Neither the Trustee nor the Co-Trustee shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution thereof by the Company or for or in respect of the recitals of fact and statements contained herein. The Company covenants and agrees that all such recitals and statements are made by it solely and that the same are true.

SECTION 2.03. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, Washington Natural Gas Company has caused this Supplemental Indenture to be signed in its corporate name and behalf by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary, and Harris Trust and Savings Bank has caused this Supplemental Indenture to be signed in its corporate name and behalf by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant

Secretary, and the said R. H. Long has hereunto set his hand and seal, all on the dates of their respective acknowledgments but effective as of the day and year first above written.

WASHINGTON NATURAL GAS COMPANY
[CORPORATE SEAL]

/s/ CHAS. M. STURKEY
President

Attest:

/s/ ALMON RAY SMITH Secretary

Signed, Sealed and Delivered on behalf of WASHINGTON NATURAL GAS COMPANY, in the presence of:

B. C. RUDOLPH V. M. FISK

HARRIS TRUST AND SAVINGS BANK AS TRUSTEE
[CORPORATE SEAL]

/s/ F. O. MANN
Vice President

Attest:

/s/ G. N. ASKEW Assistant Secretary

/s/ R. H. LONG
Co-Trustee

Signed, Sealed and Delivered on behalf of HARRIS TRUST AND SAVINGS BANK and by R. H. LONG, Co-Trustee, in the presence of:

J. C. SYNENG C. T. GIBILTERRA

STATE OF ILLINOIS COUNTY OF COOK	}	ss.:

CHAS. M. STURKEY being first duly sworn, on oath deposes and says:

That he is the President of WASHINGTON NATURAL GAS COMPANY, the mortgagor in the foregoing mortgage, and that said mortgage is made in good faith and without any design to hinder, delay or defraud creditors.

/s/ Chas M. Sturkey

SUBSCRIBED and SWORN to before me this 9th day of April, 1957.

/s/ J. R. ROY
Notary Public, Cook County, Ill. My Commission Expires December 13, 1958

[NOTARIAL SEAL]

STATE OF ILLINOIS COUNTY OF COOK	}	ss.:

On this 9th day of April, A. D. 1957, before me personally appeared CHAS. M. STURKEY, to me known to be the President of WASHINGTON NATURAL GAS COMPANY, the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ J. R. ROY
Notary Public, Cook County, Ill. My Commission Expires December 13, 1958

[NOTARIAL SEAL]

STATE OF ILLINOIS COUNTY OF COOK	}	ss.:

On this 9th day of April, A. D. 1957, before me personally appeared F. O. MANN to me known to be the Vice President, and

G. N. ASKEW, to me known to be the Assistant Secretary, of HARRIS TRUST AND SAVINGS BANK, the corporation that executed the within and foregoing instrument, and severally acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ J. R. ROY
Notary Public, Cook County, Ill. My Commission Expires December 13, 1958

[NOTARIAL SEAL]

STATE OF ILLINOIS COUNTY OF COOK	}	ss.:

On this 9th day of April, A. D. 1957, before me personally appeared R. H. LONG, to me known to be the individual who executed the within and foregoing instrument, and acknowledged to me that he executed the same as his free and voluntary act and deed, for the uses and purposes therein mentioned.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ J. R. ROY
Notary Public, Cook County, Illinois My Commission Expires December 13, 1958

[NOTARIAL SEAL]

RECORDING DATA

Recorded in KING COUNTY April 10, 1957 under Auditor’s Receiving Number 1787171 in Volume 3657 of Mortgages, page 631, and filed the same day as a Chattel Mortgage under Auditor’s Receiving Number 3387268.

Recorded in PIERCE COUNTY April 11, 1957 under Auditor’s Receiving Number 1784376 in Volume 847 of Mortgages, page 224, and filed the same day as a Chattel Mortgage under Auditor’s Receiving Number 673917.

Recorded in SNOHOMISH COUNTY April 11, 1957 under File Number 1232247 in Volume 482 of Mortgages, page 468, and filed the same day as a Chattel Mortgage under File Number 1232249.

Recorded in THURSTON COUNTY April 11, 1957 under Instrument Number 583022 in Volume 173 of Mortgages, page 243, and filed the same day as a Chattel Mortgage under Instrument Number 583019.

Recorded in LEWIS COUNTY April 11, 1957 under Auditor’s Fee Number 572614 in Volume 299 of Mortgages, page 475, and filed the same day as a Chattel Mortgage under Auditor’s Fee Number 572616.